SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2007

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 242-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 19, 2007, BankFinancial, F.S.B. (the “Bank”), the principal subsidiary of BankFinancial Corporation, extended the terms of the Employment Period in the Bank’s Employment Agreements with “Named Executive Officers” (as defined by Item 402(a)(3) of Securities and Exchange Commission Regulation S-K) F. Morgan Gasior, James J. Brennan, Paul A. Cloutier, Robert J. O’Shaughnessy and Christa N. Calabrese to extend the Employment Period, as defined in the Employment Agreements, to March 31, 2010. Prior to the extensions, the Employment Period would have expired on March 31, 2009. The foregoing Employment Agreements were filed as Exhibits 10.3 through 10.7 to the Company’s Registration Statement on Form S-1 (File Number 333-119217), originally filed with the Securities and Exchange Commission on September 23, 2004. The form of the Amendment to the Employment Agreements is attached to this Current Report on Form 8-K as Exhibit 10.

Item 9.01.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Exhibit
10	Form of Extension of Employment Agreement for F. Morgan Gasior, James J. Brennan, Paul A. Cloutier, Robert J. O’Shaughnessy and Christa N. Calabrese.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

DATE: July 24, 2007	By:	/s/ F. MORGAN GASIOR
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Exhibit
10	Form of Extension of Employment Agreement for F. Morgan Gasior, James J. Brennan, Paul A. Cloutier, Robert J. O’Shaughnessy and Christa N. Calabrese.